Exhibit 99.1

Medovex Corporation Names Charlie Farrahar Chief Financial Officer

ATLANTA, GA--(Marketwired - Aug 17, 2017) - Medovex Corp. (NASDAQ: MDVX) ("Medovex" or the "Company"), the developer of the DenerveX™ System, a new and novel device designed for enduring relief of Facet Joint Syndrome related to back pain, today reported it has named Charlie Farrahar as its Chief Financial Officer.

Charlie Farrahar is a Certified Public Accountant with over 30 years of managerial finance, administration, human resource and risk management experience in the public, private and non-profit sectors. Mr. Farrahar was the first Chief Financial officer of the Company from its inception through IPO. He remained with the Company as its Secretary only from January 2015 until August 2017, when he agreed to resume the CFO role.

Mr. Farrahar currently serves as Chief Financial Officer for several small private biotech companies in the research and development stage. In 2003 he joined a private governmental assistance startup as it’s CFO and Director of Human Resources, helping with the sale of that company to a private entity in 2011 after it had grown to a multi-state operation with over 400 employees. In the late 1990’s he was CFO of Credit Depot Corp. (Nasdaq).

At its August 16, 2017 quarterly Board meeting, the Board asked Charlie Farrahar, Company Secretary, to become Chief Financial Officer, a role he held from the inception of the Company through its initial public offering. Jeffery Wright, the former CFO, agreed to become the Company’s first Controller.

Jarrett Gorlin, Medovex Chief Executive Officer, stated, “We’re excited by the enthusiastic reception we’ve seen thus far to the Denervex product and realize that we have to properly support sustained revenue growth. One area affected by this growth is the financial/accounting function. With the addition of overseas sales and all the administration that entails, we were no longer able to have just one full-time person in the finance area.”

Gorlin continued, “We asked Charlie Farrahar to become CFO so Jeff Wright could focus on assisting our sales and distribution efforts as we expand sales into multiple countries. They have complementary skill sets and work well together. Their combined experience should allow us to properly steward anticipated growth associated with the launch of a successful new product targeting a broad audience.”

The Company’s DenerveX System recently received CE Mark approval and clearance for commercialization in the European countries and offers a unique way to perform a Facet Joint Syndrome treatment.

Facet Joint Syndrome (FJS), also known as spinal osteoarthritis, spinal arthritis, or facet joint osteoarthritis, is a significant health and economic problem in the United States and other countries in the EU and Rest of World affecting millions each year. Current treatment options are generally temporary and there is no proven long-lasting option for FJS.

The DenerveX System is a highly differentiated technology. It denervates and removes capsular tissue from the Facet Joint in one single procedure. Treatment results from the combined effect of a deburring or polishing action and RF ablation treatment on the Facet Joint. Using this new technique, the slowly rotating burr removes the targeted facet joint synovial membrane and joint surface while the heat ablation destroys tissue and denudes any residual nervous and synovial membrane overlying the joint, removing the end point sensory tissue of the joint.

The DenerveX System consists of the DenerveX Kit which contains the DenerveX Device, a single use medical device and the DenerveX Pro-40 Power Generator. DenerveX system is not yet FDA cleared.

About Medovex

Medovex was formed to acquire and develop a diversified portfolio of potentially ground breaking medical technology products. Criteria for selection include those products with potential for significant improvement in the quality of patient care combined with cost effectiveness. The Company's first pipeline product, the DenerveX device, is intended to provide long lasting relief from pain associated with facet joint syndrome at significantly less cost than currently available options. To learn more about Medovex Corp., visit www.medovex.com

Safe Harbor Statement

Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company's filings with the Securities and Exchange Commission (the "SEC"), not limited to Risk Factors relating to its patent business contained therein. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

CONTACT INFORMATION
Medovex Corp.
Jason Assad
470-505-9905
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